UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at the 2026 annual meeting of stockholders of Fulcrum Therapeutics, Inc., or Fulcrum, held on June 24, 2026, or the Annual Meeting.

a)

Fulcrum’s stockholders elected Sonja Banks, Alan Ezekowitz, and Colin Hill as class I directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2029 and each until her or his respective successor has been duly elected and qualified or until her or his earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the three Class I directors are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sonja Banks	43,187,717	10,601,385	5,062,117
Alan Ezekowitz	52,317,282	1,471,820	5,062,117
Colin Hill	52,363,595	1,425,507	5,062,117

b)

Fulcrum’s stockholders approved, on a non-binding advisory basis, the compensation of Fulcrum’s named executive officers. The results of the stockholders’ vote with respect to such vote are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
50,735,617	3,026,397	27,088	5,062,117

d)

Fulcrum’s stockholders ratified the selection of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the stockholders’ vote with respect to such ratification are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
58,793,645	36,178	21,396	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 25, 2026	By:	/s/ Curtis Oltmans
	Name:	Curtis Oltmans
	Title:	Chief Legal Officer and Head of External Affairs